Amended and                                                         Exhibit 3.2
Restated as of
March 1, 2002

                                    BY-LAWS
                                    -------

                                      OF
                                      --

                        DOVER DOWNS ENTERTAINMENT, INC.
                        -------------------------------

               ------------------------------------------------

                                   ARTICLE I
                                   ---------

                                THE CORPORATION
                                ---------------

     Section 1.1     Name. The title of this Corporation is Dover Downs
     -----------     ----
Entertainment, Inc.

     Section 1.2     Office. The registered office of this Corporation shall be
     -----------     ------

located at P. O. Box 843, Dover, Delaware, or at such other place as the Board of Directors may designate in accordance with Section 133 of the Delaware

Corporation Law.

     Section 1.3     Seal. The corporate seal of the Corporation shall have
     -----------     ----

inscribed thereon the name of the Corporation and the year of its creation

(1994) and the words "Incorporated Delaware".

Amended and
Restated as of
March 1, 2002

                                    ARTICLE II
                                    ----------

                                   STOCKHOLDERS
                                   ------------

     Section 2.1     Annual Meeting. The annual meeting of stockholders shall
     -----------     --------------

be held at such place within or without the State of Delaware as the Board of

Directors from time to time determine.

     Section 2.2     Special Meetings. Special meetings of stockholders for any
     -----------     ----------------

purpose or purposes may be called at any time by the Chairman of the Board of

Directors, the Vice Chairman of the Board of Directors, the Chairman of the

Executive Committee or the President and not by any other person.

     Section 2.3     Notice of Meetings. Whenever stockholders are required or
     -----------     ------------------

permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and,

in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed,

such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

     Section 2.4     Adjournments. Any meeting of the stockholders, annual or
     -----------     ------------

special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

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Amended and
Restated as of
March 1, 2002

     Section 2.5     Quorum. At each meeting of stockholders, except where
     -----------     ------

otherwise provided by law or the certificate of incorporation or these by-laws,

the holders of a majority of the outstanding shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. In the absence of a quorum, the stockholders so present may, by majority vote,

adjourn the meeting from time to time in the manner provided in Section 2.4 of these by-laws until a quorum shall attend.

     Section 2.6     Organization. Meetings of stockholders shall be presided
     -----------     ------------

over by the Chairman of the Board, if any, or in his absence by the Vice

Chairman of the Board, if any, or in his absence by the President, or in his absence by the Chairman of the Executive Committee, if any, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

     Section 2.7     Voting; Proxies. Unless otherwise provided in the
     -----------     ---------------

certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock of Common

Stock and ten votes for each share of Class A Common Stock held by such shareholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A stockholder entitled to vote may authorize a proxy by means of a writing, by telephone, by the Internet, by other forms of electronic transmission or by any other manner permitted by law. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in

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Amended and
Restated as of
March 1, 2002

person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.

Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law or by the certificate of incorporation or these by-laws, be decided by the vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon present in person or by proxy at the meeting, provided that

(except as otherwise required by law or by the certificate of incorporation or these by-laws) the Board of Directors may require a larger vote upon any election or question.

     Section 2.8     Fixing Date for Determination of Stockholders of Record.
     -----------     -------------------------------------------------------

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change,

conversion of exchange or stock or for the purpose of any other lawful action,

the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed: (1)

the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of

Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of

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Amended and
Restated as of
March 1, 2002

stockholders shall apply to any adjournment of the meeting; provided, however,

that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 2.9     List of Stockholders Entitled To Vote. The Secretary shall
     -----------     -------------------------------------

prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting,

during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held,

which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the

Corporation, or to vote in person or by proxy at any meeting of stockholders.

     Section 2.10    Action by Consent Of Stockholders. Unless prohibited by
     ------------    ---------------------------------

law or the rules and regulations of any national securities exchange on which securities of the Corporation are listed, action required to be taken or which may be taken at any annual or special meeting of stockholders of the

Corporation may be taken without a meeting, and stockholders shall have the power to consent in writing, without a meeting, to the taking of any action.

     Section 2.11    Notice of Stockholder Business at Stockholder Meeting. At
     ------------    -----------------------------------------------------

the annual meeting or any special meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be a proper subject for stockholder action under the Delaware General Corporation Law and must be (a)

specified in the notice of meeting (or any supplement thereto) given by or at the

Amended and
Restated as of
March 1, 2002

direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this

Section and who shall be entitled to vote at the meeting. For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the

Corporation and received in the form required by this Section and (a) with respect to an annual meeting, not less than ninety days prior to the anniversary of the prior year's annual meeting of stockholders, or (b) with respect to a special meeting, not less than seven days following the day on which notice of the special meeting has been mailed to stockholders or public disclosure of such meeting was first made. A stockholder's notice to the

Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting, (b) as to the stockholder giving such notice (i)

the name and address, as they appear on the Corporation's stock ledger, of such stockholder, (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder, and (iii) if the stockholder intends to solicit proxies in support of such stockholder's proposal, a representation to that effect; and (c) any material interest of the stockholder in such business.

Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at a meeting, except in compliance with the procedures set forth in this Section. Stockholders shall also be required to comply with all applicable requirements of the Securities Exchange Act of 1934 and any national securities exchange on which the Corporation's shares shall be listed. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in compliance with the provisions of this Section, and

Amended and
Restated as of
March 1, 2002

if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Amended and
Restated as of
March 1, 2002

                                  ARTICLE III
                                  -----------

                              BOARD OF DIRECTORS
                              ------------------

     Section 3.1     Number; Qualifications. The Board of Directors shall
     -----------     ----------------------
consist of up to the number of directors provided for in the Corporation's

Certificate of Incorporation. At the time of nomination, a Director must own not less than 500 shares of common stock in the Corporation.

     Section 3.2     Election; Resignation; Removal; Vacancies. At each annual
     -----------     -----------------------------------------

meeting of stockholders, the stockholders shall elect Directors to replace those Directors whose terms then expire. Any Director may resign at any time upon written notice to the Corporation. Stockholders may remove Directors only for cause. Any vacancy occurring in the Board of Directors for any cause may be filled only by the Board of Directors, acting by vote of a majority of the

Directors then in office, although less than quorum. Each Director so elected shall hold office until the expiration of the term of office of the Director whom he has replaced.

     Section 3.3     Notice Of Nomination Of Directors. Nominations for the
     -----------     ---------------------------------

election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Notice of nominations which are proposed by the Board of Directors shall be given by the

Chairman on behalf of the Board. Nominations by a shareholder shall be made by notice in writing, delivered or mailed by first class United States mail,

postage prepaid, to the Secretary of the Corporation and received in the form required by these By-laws not less than ninety days prior to the anniversary of the prior year's annual meeting of stockholders or not less than seven days following the day on which notice of any special meeting has been mailed to stockholders calling for the election of directors. Each such notice shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee for the past five years and (iii) evidence of such nominee's

Amended and
Restated as of
March 1, 2002

qualification under Section 3.1 to these By-laws. The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     Section 3.4     Non-Discrimination Statement. Consistent with the
     -----------     ----------------------------

Corporation's equal employment opportunity policy, nominations for the election of directors shall be made by the Board of Directors and accepted from stockholders in a manner consistent with these By-Laws and without regard to the nominee's race, color, ethnicity, religion, sex, age, national origin,

veteran status, handicap or disability.

     Section 3.5     Regular Meetings. Regular meetings of the Board of
     -----------     ----------------

Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine,

and if so determined notices thereof need not be given.

     Section 3.6     Special Meetings. Special meetings of the Board of
     -----------     ----------------

Directors may be held at any time or place within or without the State of

Delaware whenever called by the Chairman of the Board of Directors, the Vice

Chairman of the Board of Directors, the Chairman of the Executive Committee, or

by the President. Reasonable notice thereof shall be given by the person calling the meeting, not later than the second day before the date of the special meeting.

     Section 3.7     Telephonic Meetings Permitted. Members of the Board of
     -----------     -----------------------------

Directors, or any committee designated by the Board, may participate in any meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting. No electronic recording or stenographic transcription of any meeting of the Board or any committee shall be permitted without the consent of a majority of the Board or committee members present at the meeting and no recording or

Amended and
Restated as of
March 1, 2002

transcription made in violation of these By-laws shall be disclosed to any third person, admissible in any proceeding or used in any fashion.

     Section 3.8     Quorum; Vote Required For Action; Informal Action. At all
     -----------     -------------------------------------------------

meetings of the Board of Directors a majority of the whole Board shall constitute a quorum for the transaction of business. Except in cases in which the certificate of incorporation or these by-laws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

     Section 3.9     Organization. Meetings of the Board of Directors shall be
     -----------     ------------

presided over by the Chairman of the Board, if any, or in his absence by the

Vice Chairman of the Board, if any, or in his absence by the President, or in his absence by the Chairman of the Executive Committee, if any, or in his

absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as a secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

     Section 3.10    Compensation Of Directors. The Directors and members of
     ------------    -------------------------

standing committees shall receive such fees or salaries as fixed by resolution of the Executive Committee and in addition will receive expenses in connection with attendance or participation in each regular or special meeting.

Amended and
Restated as of
March 1, 2002

                                  ARTICLE IV
                                  ----------

                                  COMMITTEES
                                  ----------

     Section 4.1     Committees. The Board of Directors may, by resolution
     -----------     ----------

passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The

Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee,

the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the

Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the certificate of incorporation of the Corporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange or all or substantially all of the Corporation's property and assets,

recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, or amending these by-laws. The Board of Directors shall, at the annual organization meeting thereof, elect an Executive Committee which shall consist of not more than three members, all of whom shall be members of the Board of Directors. The Executive Committee shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation to the fullest extent permitted by law (as presently allowed under Section 141 (c) to the Delaware

General Corporation Law as revised effective July 1, 1996, and

Amended and
Restated as of
March 1, 2002

as may be allowed in the future pursuant to amendments or revisions to applicable law). Any Director may be removed from any committee of the Board with or without cause by the affirmative vote of a majority of the entire Board of Directors.

     Section 4.2     Committee Rules. Unless the Board of Directors otherwise
     -----------     ---------------

provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of

Directors conducts its business pursuant to Article III of these by-laws.

Amended and
Restated as of
March 1, 2002

                                    ARTICLE V
                                    ---------

                                     OFFICERS
                                     --------

     Section 5.1     Executive Officers; Election; Qualifications; Term of
     -----------     -----------------------------------------------------

Office; Resignation; Removal; Vacancies. The officers of the Corporation shall
---------------------------------------

consist of a President, Vice Presidents, Secretary, Assistant Secretaries,

Treasurer, Assistant Treasurers, General Counsel, and such other officers as may from time to time be elected or appointed by the Board of Directors. Any officer may resign at any time upon written notice to the Corporation. The

Board of Directors may remove any officer with or without cause at any time,

but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death,

resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting. In the absence of any officer, the Board of Directors may delegate his power and duties to any other officer or to any director for the time being.

     Section 5.2     Duties Of The Chairman Of The Board. The Chairman of the
     -----------     -----------------------------------

Board shall preside at all meetings of the shareholders and the Board, shall have general and active management of the business of the Corporation and shall perform such duties as the Board of Directors may prescribe. The Chairman of the Board shall not be deemed an executive officer of the Corporation if he is a non-employee director and shall otherwise be an executive officer of the

Corporation only if specifically designated as such by the Board of Directors at the time of his election or appointment.

     Section 5.3     President. The President shall be the Chief Executive
     -----------     ---------

Officer of the Corporation, may execute in the name of the Corporation all contracts and agreements authorized by the Board or the Executive Committee. He may sign certificates of stock; he shall have general supervision and direction of all the other officers of the Corporation; he shall submit a complete

Amended and
Restated as of
March 1, 2002

report of the operations and condition of the Corporation for the year to the

Chairman and to the directors at their regular meetings, and from time to time shall report to the directors all matters which the interest of the Corporation may require to be brought to their notice. He shall have the general powers and duties usually vested in the office of a President of a corporation.

     Section 5.4     Vice President - Finance. The Vice President - Finance
     -----------     ------------------------

shall be the Chief Accounting and Chief Financial Officer of the Corporation

and shall be responsible to the Board of Directors, the Executive Committee and

the President for all financial control and internal audit of the Corporation and its subsidiaries. He shall perform such other duties as may be assigned to him by the Board of Directors, the Executive Committee or the President.

     Section 5.5     Vice Presidents. The Vice Presidents elected or appointed
     -----------     ---------------

by the Board of Directors shall perform such duties and exercise such powers as may be assigned to them from time to time by the Board of Directors, the

Executive Committee or the President. In the absence or disability of the

President, the Vice President designated by the Board of Directors, the

Executive Committee, or the President shall perform the duties and exercise the powers of the President. A Vice President may sign and execute contracts and other obligations pertaining to the regular course of his duties.

     Section 5.6     Secretary. The Secretary shall be ex-officio Secretary of
     -----------     ---------

the Board of Directors and of the standing committees. He shall attend all sessions of the Board, act as clerk thereof, record all votes and keep the minutes of all proceedings in a book to be kept for that purpose. He shall perform like duties for the standing committees when required. He shall see that the proper notices are given of all meetings of stockholders and directors, and perform such other duties as may be prescribed from time to time by the Board of Directors, the Executive Committee, the Chairman or the

President, and shall be sworn to the faithful discharge of his duties.

     Section 5.7     Treasurer. The Treasurer shall keep full and accurate
     -----------     ---------

accounts of receipts

Amended and
Restated as of
March 1, 2002

and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the

Corporation, in such depositories as may be designated by the Board of

Directors or Executive Committee. He shall disburse the funds of the

Corporation as may be ordered by the Board, the Executive Committee or the

President, taking proper vouchers therefor, and shall render to the President and the Executive Committee and Directors, whenever they may require it, an account of all his transactions as Treasurer, and of the financial condition of the Corporation, and at the annual organization meeting of the Board a like report for the preceding year.

     Section 5.8     General Counsel. The General Counsel shall be the legal
     -----------     ---------------

adviser of the Corporation and shall perform such services as the Chairman,

President, Board of Directors or Executive Committee may require.

Amended and
Restated as of
March 1, 2002

                                   ARTICLE VI
                                   ----------

                                     Stock
                                     -----

     Section 6.1     Certificates. Every holder of stock shall be entitled to
     -----------     ------------

have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President of the

Corporation, certifying the number of shares owned by him in the Corporation.

Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate, shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer,

transfer agent, or registrar at the date of issue.

     Section 6.2     Lost, Stolen Or Destroyed Stock Certificates; Issuance Of
     -----------     ---------------------------------------------------------

New Certificates. The Corporation may issue a new certificate of stock in the
----------------

place of any certificate theretofore issued by it, alleged to have been lost,

stolen or destroyed, and the Corporation may require the owner of the lost,

stolen or destroyed certificate, or his legal representative, to give the

Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

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Amended and
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March 1, 2002

                                   ARTICLE VII
                                   -----------

                                 Indemnification
                                 ---------------

     Section 7.1.    General. The Company shall indemnify, and advance Expenses
     -----------     -------

(as hereinafter defined) to, Indemnitee (as hereinafter defined) to the fullest extent permitted by applicable law in effect on the adoption of these By-Laws,

and to such greater extent as applicable law may thereafter from time to time permit. The rights of Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other

Sections of this Article.

     Section 7.2.    Proceedings Other Than Proceedings By Or In The Right Of
     -----------     --------------------------------------------------------

The Company. Indemnitee shall be entitled to the indemnification rights
-----------

provided in this Section 7.2 if, by reason of his Corporate Status (as hereinafter defined), he is, or is threatened to be made, a party to any threatened, pending, or completed Proceeding (as hereinafter defined), other than a Proceeding by or in the right of the Company. Pursuant to this Section

7.2, Indemnitee shall be indemnified against Expenses, judgments, penalties,

fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and,

with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 7.3.    Proceedings By Or In The Right Of The Company. Indemnitee
     -----------     ---------------------------------------------

shall be entitled to the indemnification rights provided in this Section 7.3 to the fullest extent permitted by law if, by reason of his Corporate Status,

he is, or is threatened to be made, a party to any threatened, pending or completed Proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 7.3, Indemnitee shall be indemnified against Expenses,

Amended and
Restated as of
March 1, 2002

judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such

Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company.

     Section 7.4.    Indemnification For Expenses Of A Party Who Is Wholly Or
     -----------     --------------------------------------------------------

Partly Successful. Notwithstanding any other provision of this Article, to
-----------------

the extent that Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the

Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

     Section 7.5.    Indemnification For Expenses Of A Witness.
     -----------     -----------------------------------------

Notwithstanding any other provision of this Article, to the extent that

Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding,

he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

     Section 7.6.    Advancement Of Expenses. The Company shall advance all
     -----------     -----------------------

reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding within twenty days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such proceeding. Such statement or statements shall reasonably evidence the

Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to

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Amended and
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repay any Expenses advanced if it shall ultimately be determined that

Indemnitee is not entitled to be indemnified against such Expenses.

     Section 7.7.    Procedure For Determination Of Entitlement To
     -----------     ---------------------------------------------
Indemnification.
---------------

             (a)     To obtain indemnification under this Article, Indemnitee

shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent

Indemnitee is entitled to indemnification. The determination of Indemnitee's entitlement to indemnification shall be made not later than 60 days after receipt by the Company of the written request for indemnification. The

Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.

             (b)     Indemnitee's entitlement to indemnification under any of

Sections 7.2, 7.3 or 7.4 of this Article shall be determined in the specific case: (i) by the Board of Directors by a majority vote of a quorum of the

Board consisting of Disinterested Directors (as hereinafter defined); or (ii)

by Independent Counsel (as hereinafter defined), in a written opinion, if (A)

a Change of Control (as hereinafter defined) shall have occurred and

Indemnitee so requests, or (B) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs; or (iii) by the stockholders of the Company; or (iv) as provided in Section 7.8 of this

Article.

             (c)     In the event the determination of entitlement to

indemnification is to be made by Independent Counsel pursuant to Section

7.7(b) of this Article, the Independent Counsel shall be selected as provided in this Section 7.7(c). If a Change of Control shall not have occurred, the

Independent Counsel shall be selected by the Board of Directors, and the

Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change

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of Control shall have occurred, and if so requested by Indemnitee in his written request for indemnification, the Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the

Company advising it of the identity of the Independent Counsel so selected.

In either event, Indemnitee or the Company, as the case may be, may, within 7 days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the ground that the

Independent Counsel so selected does not meet the requirements of

"Independent Counsel" as defined in Section 7.13 of this Article, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, the Independent Counsel so selected shall be disqualified from acting as such. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to

Section 7.7(a) hereof, no Independent Counsel shall have been selected, or if selected shall have been objected to, in accordance with this Section 7.7(c),

either the Company or Indemnitee may petition the Court of Chancery of the

State of Delaware for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate,

and the person so appointed shall act as Independent Counsel under Section

7.7(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in acting pursuant to Section 7.7(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 7.7(c),

regardless of the manner in which such Independent Counsel was selected or appointed.

     Section 7.8.    Presumptions And Effect Of Certain Proceedings. If a
     -----------     ----------------------------------------------

Change of Control shall have occurred, Indemnitee shall be presumed (except as otherwise expressly provided in this Article) to be entitled to indemnification under this Article upon submission of a request for indemnification in accordance with Section 7.7(a) of this Article, and thereafter the Company shall have the burden of proof to overcome that presumption in reaching a determination contrary to that

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presumption. Whether or not a Change of Control shall have occurred, if the person or persons empowered under Section 7.7 of this Article to determine entitlement to indemnification shall not have made a determination within 60 days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification unless (i)

Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification, or (ii) such indemnification is prohibited by law. The termination of any Proceeding described in any of Sections 7.2, 7.3,

or 7.4 of this Article, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere
                                                             ---------------

or its equivalent, shall not (except as otherwise expressly provided in this

Article) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal

Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

     Section 7.9.    Remedies Of Indemnitee.
     -----------     ----------------------

             (a)     In the event that (i) a determination is made pursuant

to Section 7.7 of this Article that Indemnitee is not entitled to indemnification under this Article, (ii) advancement of Expenses is not timely made pursuant to Section 7.6 of this Article, or (iii) payment of indemnification is not made within five (5) days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Sections 7.7 or 7.8 of this Article, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. The

Company shall not oppose Indemnitee's right to seek any such adjudication or

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award in arbitration.

             (b)     In the event that a determination shall have been made

pursuant to Section 7.7 of this Article that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 7.9 shall be conducted in all respects as a de novo trial, or
                                                         -------

arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding or arbitration commenced pursuant to this Section 7.9 the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

             (c)     If a determination shall have been made or deemed to

have been made pursuant to Sections 7.7 or 7.8 of this Article that

Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 7.9, unless (i) Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification, or (ii) such indemnification is prohibited by law.

             (d)     The Company shall be precluded from asserting in any

judicial proceeding or arbitration commenced pursuant to this Section 7.9 that the procedures and presumptions of this Article are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Article.

             (e)     In the event that Indemnitee, pursuant to this Section

7.9, seeks a judicial adjudication of, or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Article,

Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses (of the types described in the definition of Expenses in Section 7.13 of this Article)

actually and reasonably incurred by him in such judicial adjudication or arbitration, but only if he prevails therein. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the

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Amended and
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March 1, 2002

indemnification or advancement of Expenses sought, the expenses incurred by

Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

     Section 7.10.   Non-Exclusivity And Survival Of Rights. The rights of
     ------------    --------------------------------------

indemnification and to receive advancement of Expenses as provided by this

Article shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of

Incorporation, the By-Laws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. Notwithstanding any amendment,

alteration or repeal of any provision of this Article, Indemnitee shall,

unless otherwise prohibited by law, have the rights of indemnification and to receive advancement of Expenses as provided by this Article in respect of any action taken or omitted by Indemnitee in his Corporate Status and in respect of any claim asserted in respect thereof at any time when such provision of this Article was in effect. The provisions of this Article shall continue as to an Indemnitee whose Corporate Status has ceased and shall inure to the benefit of his heirs, executors and administrators.

     Section 7.11.   Severability. If any provision or provisions of this
     ------------    ------------

Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

             (a)     the validity, legality and enforceability of the

remaining provisions of this Article (including without limitation, each portion of any Section of this Article containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and

             (b)     to the fullest extent possible, the provisions of this

Article (including, without limitation, each portion of any Section of this

Article containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

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Amended and
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     Section 7.12.   Certain Persons Not Entitled To Indemnification Or
     ------------    --------------------------------------------------

Advancement Of Expenses. Notwithstanding any other provision of this Article,
-----------------------

no person shall be entitled to indemnification or advancement of Expenses under this Article with respect to any Proceeding, or any claim therein,

brought or made by him against the Company.

     Section 7.13.   Definitions. For purposes of this Article:
     ------------    -----------

             (a)     "Change in Control" means a change in control of the

Company of a nature that would be required to be reported in response to Item

5(f) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a

Change in Control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the

"beneficial owner") (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of

Directors in office immediately prior to such person attaining such percentage interest; (ii) the Company is a party to a merger, consolidation,

sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of

Directors thereafter; or (iii) during any period of two consecutive years,

individuals who at the beginning of such period constituted the Board of

Directors (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

             (b)     "Corporate Status" describes the status of a person who

is or was a director,

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Amended and
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March 1, 2002

officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the

Company.

             (c)     "Disinterested Director" means a director of the Company

who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

             (d)     "Expenses" shall include all reasonable attorneys' fees,

retainers, court costs, transcript costs, fees of experts, witness fees,

travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting,

defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

             (e)     "Indemnitee" includes any person who is, or is

threatened to be made, a witness in or a party to any Proceeding as described in Sections 7.2, 7.3 or 7.4 of this Article by reason of his Corporate Status.

             (f)     "Independent Counsel" means a law firm, or a member of a

law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent:

(i) the Company or Indemnitee in any matter material to either such party, or

(ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term

"Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Article.

             (g)     "Proceeding" includes any action, suit, arbitration,

alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee pursuant to Section

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Amended and
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March 1, 2002

7.9 of this Article to enforce his rights under this Article.

     Section 7.14.   Miscellaneous. Use of the masculine pronoun shall be
     ------------    -------------

deemed to include usage of the feminine pronoun where appropriate.

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Amended and
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March 1, 2002

                                   ARTICLE VIII
                                   ------------

                                   Miscellaneous
                                   -------------

     Section 8.1     Fiscal Year. The fiscal year of the Corporation shall be
     -----------     -----------

determined by resolution of the Board of Directors.

     Section 8.2     Waiver Of Notice Of Meetings Of Stockholders, Directors,
     -----------     -------------------------------------------------------

And Committees. Any written waiver of notice, signed by the person entitled
--------------

to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

     Section 8.3     Interested Directors; Quorum. No contract or transaction
     -----------     ----------------------------

between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association,

or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or the committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinter ested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to

Amended and
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March 1, 2002

the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized,

approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     Section 8.4     Attorneys' Fees in Shareholder Actions. No stockholder
     -----------     --------------------------------------

shall bring any action against the Corporation or any officer or director of the Corporation (in their respective capacities), unless such stockholder and any person controlling such stockholder shall have entered an agreement with the Corporation, reasonably satisfactory to it, requiring the losing party to pay to the prevailing party the attorneys' fees and expenses incurred by the prevailing party in such action. As used in this Section 8.4, the term

"person" shall have the meaning given it in Section 13(d) of the Securities

Exchange Act of 1934 ("Exchange Act"), and the term "controlling" shall have the meaning given it in Rule 12b-2 under the Exchange Act. This provision shall not apply to any action or claim arising before this provision shall have become effective.

     Section 8.5     Form Of Records. Any records maintained by the
     -----------     ---------------

Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, tape, disc, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

     Section 8.6     Amendment Of By-Laws. The Board of Directors of the
     -----------     --------------------

Corporation is expressly authorized to adopt, amend or repeal the by-laws of the Corporation by a vote of a majority of the entire Board. The stockholders may make, alter or repeal any by-law whether or not

Amended and
Restated as of
March 1, 2002

adopted by them, provided however, that any such additional by-laws,

alterations or repeal may be adopted only by the affirmative vote of the holders of 75% or more of the outstanding shares of capital stock of the

Corporation entitled to vote generally in the election of directors

(considered for this purpose as one class), unless such additional by-laws,

alterations or repeal shall have been recommended to the stockholders for adoption by a majority of the Board of Directors, in which event such additional by-laws, alterations or repeal may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors

(considered for this purpose as one class).

     Section 8.7     Restrictive Gaming Legend. All certificates issued for
     -----------     -------------------------

Shares of the $.10 par value Common Stock of the Corporation shall bear the following legend:

                     "Any and all shares of Common Stock of the Corporation

                      are held subject to the condition that if (a) any

                      regulatory authority should request, determine or

                      otherwise advise that the holder or owner is

                      disqualified, or unsuitable, must qualify for or obtain a

                      license, or must submit an application and satisfy a

                      review process, including background checks, in order for

                      the Corporation or any subsidiary to obtain or retain a

                      license or a relicense, or otherwise avoid significant

                      penalties or business disadvantage, and (b) such holder

                      or owner shall fail to submit to qualification within

                      fifteen (15) days following such request, determination

                      or advice, or fail to be found qualified or suitable,

                      then (c) such holder or owner, at the request of the

                      Corporation or the appropriate regulatory authority,

                      shall promptly dispose of such holder's or owner's

                      interest in the Corporation's Common Stock and shall be

                      subject to any order of such regulatory body limiting

                      such holder's or owner's rights pending such disposition.

                      Without limiting the foregoing, any

Amended and
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March 1, 2002

                      holder or owner that intends to acquire, directly or

                      indirectly, ten percent (10%) or more of the outstanding

                      common stock of the Corporation (regardless of class or

                      series) shall first notify the Corporation and obtain

                      prior written approval from the Delaware State Lottery

                      Office. Since money damages are inadequate to protect the

                      Corporation, it shall be entitled to injunctive relief to

                      enforce the foregoing provision."

     Section 8.8     Restrictions on Transfer of Class A Common Stock.
     -----------     ------------------------------------------------

             (a)     Restriction. Shares of the Company's Class A Common
                     -----------

Stock (the "Shares") may be sold, transferred or disposed of only in
                                                             ----

accordance with the following:

                     (i)   Shares may be sold or transferred to any other

                holder of Shares, provided that such holder has not acquired

                Shares in contravention of these Bylaws; or

                     (ii)  Shares may be sold, transferred or pass by

                intestacy, will or inheritance to:

                           (A) one or more members of the immediate

                       family of a holder of Shares, provided that

                       such holder has not acquired Shares in

                       contravention of these Bylaws;

                           (B) a corporation all of the shares of

                       which are owned by holders of Shares (or

                       one or more members of the immediate family

                       of a holder of Shares), provided that no such

                       holder has acquired Shares in contravention

                       of these Bylaws;

                           (C) a trust all of the beneficial

                       interests of

Amended and
Restated as of
March 1, 2002

                       which are owned by holders of Shares (or one or

                       more members of the immediate family of a holder

                       of Shares), provided that no such holder has

                       acquired Shares in contravention of these Bylaws;

                       or

                           (D) a general or limited partnership all of

                       the partnership interests in which are owned by

                       holders of Shares (or one or more members of the

                       immediate family of a holder of Shares), provided

                       that no such holder has acquired Shares in

                       contravention of these Bylaws.

             (b)     Family Member Defined. For purposes of clause (a)(ii)
                     ---------------------

above, "members of the immediate family" shall be limited to any child,

stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling,

mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

             (c)     Evidence of Compliance. Prior to any sale, transfer or
                     ----------------------

disposition of Shares, the holder may be required, at the option of the

Company, to furnish appropriate evidence of compliance with these Bylaws,

including but not limited to an opinion of counsel.

             (d)     Conversion. Shares may be converted to shares of the
                     ----------

Company's Common Stock and sold, transferred or disposed of without regard to the limitations set forth in clause (a) above.

             (e)     Pledge. The bona fide pledge of Shares as collateral
                     ------

security for indebtedness to the pledgee shall not be deemed to violate clause (a) above, provided that the pledgee provides to the Company a written undertaking not to sell, transfer or dispose of the Shares in violation of these

Amended and
Restated as of
March 1, 2002

Bylaws.

             (f)     Legend. All certificates evidencing the Shares (and
                     ------

replacement certificates issued in their stead) shall be inscribed with the following legend (in addition to any other legends required hereunder or under federal or state securities laws):

                    "The Shares of Class A Common Stock represented

              by this certificate may be sold, transferred or otherwise

              disposed of only in accordance with the terms and

              conditions set forth in the Company's Bylaws, which terms

              and conditions restrict, and in some instances prohibit,

              the transfer or other disposition of such Shares and which terms and conditions may only be amended by shareholders

              owning 75% or more of the outstanding shares of Class A

              Common Stock. The terms and conditions set forth in the

              Company's Bylaws are incorporated herein by reference and

              copies thereof are available for inspection or will be

              mailed by the Company to any holder without charge within

              five days after the Company's receipt of a written request therefor."

             (g)     Vote Required to Amend. This Section 8.7 may only be
                     ----------------------

amended by shareholders owning 75% or more of the outstanding Shares.

             (h)     Injunctive Relief. Since money damages would be
                     -----------------

inadequate, the Company or any holder of Shares shall be entitled to injunctive relief to enforce this Section 8.7.